CONSENT OF INDEPENDENT AUDITORS


We consent to the use in the Registration Statement on Form SB-2 [file no. 333-] of our report dated April 10, 2000, on our audits of the financial statements of American Inflatables, Inc., a Delaware corporation.



Dated:  July 10, 2000



/s/   Siegel - Smith
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Siegel - Smith

San Diego, California